                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:

    / /  Preliminary Proxy Statement

    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

    /x/  Definitive Proxy Statement

    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                    Green Isle Environmental Services, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------

/x/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                     Green Isle Environmental Services, Inc.
                            410 Eleventh Avenue South
                            Hopkins, Minnesota  55343





                                                                July 28, 1995



Dear Shareholder:

You are cordially invited to attend the 1995 Annual Meeting of Shareholders of Green Isle Environmental Services, Inc. The meeting will be held on Friday, August 25, 1995 at 2:00 p.m. local time at Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota 55343. We suggest that you carefully read the enclosed Notice of Annual Meeting and Proxy Statement.

We hope you will be able to attend the Annual Meeting. Whether or not you plan to attend, we urge you to complete, sign, date and return the enclosed proxy card in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.



                                   Very truly yours,

                                   /s/ James W. Taylor

                                   James W. Taylor
                                   PRESIDENT AND CHIEF EXECUTIVE OFFICER

                     Green Isle Environmental Services, Inc.
                            410 Eleventh Avenue South
                            Hopkins, Minnesota  55343

                          -----------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 25, 1995
                          -----------------------------

TO THE SHAREHOLDERS OF GREEN ISLE ENVIRONMENTAL SERVICES, INC.:

The Annual Meeting of Shareholders of Green Isle Environmental Services, Inc. will be held on Friday, August 25, 1995, at 2:00 p.m. local time at Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota 55343, for the following purposes:

1. To elect one director to serve a two-year term, and to elect three directors to serve a three-year term, or until their successors are elected and qualified.

2. To consider and act upon a proposal to amend the Company's 1991 Stock Option Plan to increase the number shares from 200,000 to 500,000 shares.

3. To consider and act upon a proposal to amend the Company's Restated Articles of Incorporation to change the Company's name to Reuter Manufacturing, Inc.

4. To consider and act upon a proposal to ratify the appointment of Coopers & Lybrand as auditors for the Company for the fiscal year ending December 31, 1995.

5. To transact such other business as may be properly brought before the Annual Meeting or any adjournments thereof.

Only shareholders of record as shown on the books of the Company at the close of business on July 14, 1995 will be entitled to vote at the Annual Meeting or any adjournments thereof.

                                   By Order of the Board of Directors

                                   /s/ William H. Johnson

                                   William H. Johnson
                                   SECRETARY




July 28, 1995

                     GREEN ISLE ENVIRONMENTAL SERVICES, INC.
                            410 ELEVENTH AVENUE SOUTH
                            HOPKINS, MINNESOTA  55343
                                 (612) 935-6921

                         -------------------------------

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 25, 1995

                         -------------------------------

                                  INTRODUCTION

The 1995 Annual Meeting of Shareholders of Green Isle Environmental Services, Inc. (the "Company") will be held on Friday, August 25, 1995, at 2:00 p.m. local time at Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota 55343, or at any adjournments thereof, for the purposes set forth in the Notice of Meeting.

A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The cost of soliciting proxies, including the preparation, assembly and mailing of proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of Common Stock, will be borne by the Company. Directors, officers and employees of the Company may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. The Company may reimburse brokerage firms and others for expenses in forwarding proxy material to the beneficial owners of Common Stock. This Proxy Statement, the Proxy and the Notice of Meeting are being mailed to shareholders beginning on or about July 28, 1995.



Any shareholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting either by (i) giving notice of such revocation to the Secretary of the Company prior to the Annual Meeting, or by appearing at the Annual Meeting and giving written notice of revocation to the Secretary of the Company prior to use of the proxy, (ii) filing a duly executed proxy bearing a later date with the Secretary of the Company, or (iii) appearing at the Annual Meeting and voting in person. Proxies will be voted as specified by shareholders. Signed proxies on which no specification is made will be voted in favor of the nominees for director listed in the Proxy Statement and for the proposals in the Notice of Annual Meeting.

Shares represented by a Proxy Card including any broker non-votes on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved. Shares represented by a Proxy Card voted as abstaining on any of the other proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter and thus will be counted as votes against that matter. In general, shares of Common Stock represented by a properly signed and returned Proxy Card will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the card reflect abstentions (or is left blank) or reflects a broker non-vote on a matter (i.e., a card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote).

Only holders of Common Stock of record at the close of business on July 14, 1995 will be entitled to vote at the Annual Meeting. On June 1, 1995, the Company had 3,191,520 outstanding shares of Common Stock, each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting. Holders of shares of Common Stock are not entitled to cumulative voting rights. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock (1,595,761 shares) is required for a quorum for the transaction of business.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

NOMINATION

The Company's Restated Articles of Incorporation provide that the Board of Directors shall consist of not less than three nor more than 15 members, as determined from time to time by the Board, divided into three classes of as nearly equal number as possible. The term of each class is three years and the term of one class expires each year in rotation. The Board of Directors has determined that there will be six directors of the Company for the ensuing year. The Company did not hold an annual meeting of shareholders in 1994, but the term of James H. McGuire would have expired in 1994 if the Company had held a meeting of shareholders. The terms of Gary W. Laidig, James W. Taylor and Caroline Avey expire at the Annual Meeting. The terms of the remaining two members of the Board of Directors will not expire this year, but rather will expire in 1996. Accordingly, the Board has nominated Mr. McGuire to serve as a director of the Company for a term of two years, expiring at the 1997 Annual Meeting of Shareholders, or until a successor is elected and shall qualify. In addition, the Board has nominated Mr. Laidig, Mr. Taylor and Ms. Avey to serve as directors of the Company for a term of three years, expiring at the 1998 Annual Meeting of Shareholders, or until a successor is elected and shall qualify. All of these individuals are current members of the Board of Directors.

Proxies can only be voted for the number of persons named as nominees in this Proxy Statement. The election of a nominee requires the affirmative vote of a majority of the shares of Common Stock voting in person or by proxy for directors at the Annual Meeting. The Board recommends a vote FOR the election of the nominees listed below. In the absence of other instructions, the proxies will be voted for the nominees listed below. If, prior to the Annual Meeting, the Board should learn that directors will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies that would have been voted for such nominee will be voted for a substitute nominee as selected by the Board of Directors. Alternatively, the proxies may, at the Board's discretion, be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that the nominees will be unable to serve.

INFORMATION ABOUT NOMINEES AND OTHER DIRECTORS

NAME OF                   PRINCIPAL                                    DIRECTOR
NOMINEES                  OCCUPATION                        AGE          SINCE
- --------                  ----------                        ---          -----

NOMINEES FOR THE THREE-YEAR TERMS EXPIRING IN 1998:

Gary W. Laidig        Minnesota State Senator               46           1990

James W. Taylor       President, Chief                      77           1989
                      Executive Officer and
                      Chief Financial Officer of
                      the Company, President
                      of Taylor Consultants,
                      Inc. (management and
                      financial consulting)

Caroline Avey**       Independent Consultant                38           1992

NOMINEE FOR TWO-YEAR TERMS EXPIRING IN 1997:

James H. McGuire*     President of NJK Holding              51           1990
                      Corporation (Investment
                      and Management
                      Company)

DIRECTORS NOT STANDING FOR ELECTION THIS YEAR WHOSE TERMS EXPIRE IN 1996:

Edward E.             Chairman of the Board of              68           1989
Strickland*           Directors of the
                      Company

Kenneth E.            Professor, University of              56           1990
Daugherty**           North Texas

- --------------------
*    Members of Audit Committee
**   Members of Compensation and Stock Option Committee

OTHER INFORMATION ABOUT DIRECTORS AND NOMINEES

Except as indicated below, there has been no change in principal occupations or employment during the past five years for the nominees. There are no family relationships between or among the nominees of the Company.

Mr. McGuire has been President of NJK Holding Corporation since October 1992. He has also been the Chairman of the Board of Intercim Corporation, a supplier of factory floor information software and services, since January 1989 and was Chief Executive Officer of Intercim from 1987 to 1992.

Mr. Taylor also is a director of Compositech Ltd.

Ms. Avey has been a director since 1992. She had been an Account Executive with Business Incentives, Inc., a performance services company, from April 1991 until January 31, 1994 and is now performing consulting work for a major utility. Prior to April 1991, Ms. Avey was employed by U.S. West Financial Services, Inc., a financial services company, most recently as Manager, Project Finance.

Mr. Strickland served on the Executive Committee of the Board of Directors, which performed the duties of Chief Executive Officer, from October 1, 1990 until January 28, 1991. He has been Chairman of the Board of Directors since that time. He has been an independent financial consultant for more than seven years. Mr. Strickland also serves as a director of Bio-Vascular, Inc., Hector Communications Corp., Communication Systems Inc. and AVECOR Cardiovascular Inc.

Dr. Daugherty also serves as a director of TRAC Laboratories, Inc., The KEDS, Inc. and Pyro Industries, Inc.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

Standing committees of the Board of Directors include the Audit Committee, the Compensation and Stock Option Committee and the Nominating Committee.

The Audit Committee provides assistance to the Board in satisfying its fiduciary responsibilities relating to the accounting, auditing, operating and reporting practices of the Company. The Audit Committee reviews the annual financial statements of the Company, the selection and work of the Company's independent auditors and the adequacy of internal controls for compliance with corporate policies and directives. The members of the Audit Committee are Messrs. Strickland and McGuire. Although this committee did not formally meet in 1994, it took action by written consent one time in 1994.

The Compensation and Stock Option Committee reviews general programs of compensation and benefits for all employees of the Company, reviews salary levels, bonuses and other form of compensation paid to the Company's officers, makes recommendations to the Board concerning such compensation and administers the Company's stock-based employee benefit plans. The members of the Compensation and Stock Option Committee are Ms. Avey and Mr. Daugherty.
Although this committee did not formally meet in 1994, it took action by written consent two times in 1994.

The Nominating Committee identifies, evaluates and nominates persons for election to the Board and makes recommendations to the Board with respect to such persons. The Nominating Committee will consider nominees recommended by shareholders if submitted in writing to the Secretary of the Company at the Company's principal office address specified at the beginning of the first page of this Proxy Statement. All directors who are not employees of the Company are members of the Nominating Committee, and it did not meet during 1994.

The Company's Board of Directors met six times during 1994. All of the Directors attended 75% or more of the meetings with the Board of Directors and all committees on which they served during 1994.

DIRECTOR COMPENSATION

All directors of the Company, except for Messrs. Taylor and Strickland, currently receive compensation for their services as directors at the rate of $400 per month as well as a meeting fee in the amount of $500 for each Board and committee meeting attended. Directors are not compensated for telephonic meetings.

The Company has entered into a consulting agreement with Mr. Strickland, which may be terminated at any time by the Company. Under this agreement, Mr. Strickland is paid a retainer of $2,000 per month, plus reimbursement for all reasonable business expenses. During 1994, Mr. Strickland received $26,000 for services under this agreement.

In November 1992, the Company entered into a consulting agreement with Taylor Consultants, Inc. ("Taylor Consultants") whereby Taylor Consultants agreed to provide the services of James W. Taylor to act as President and Chief Executive Officer of the Company. Taylor Consultants is paid $13,000 per month for its services and reimbursed for all reasonable expenses. Taylor Consultants is an independent contractor, and neither it nor Mr. Taylor is an employee of the Company. The agreement may be terminated by either party upon 30 days written notice. During 1994, Taylor Consultants received $156,000 for services under this agreement. See "Summary Compensation Table."

Under the Company's 1991 Non-Employee Director Stock Option Plan, adopted by the Board of Directors in 1991 and approved by the shareholders at the 1992 Annual Meeting, members of the Board of Directors who are not employees of the Company or any subsidiary receive periodic grants of non-qualified stock options. Options granted under the Plan have an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant, have 10-year terms and may not be exercised before the next annual meeting of shareholders after the date of grant. Options generally terminate one year after termination of director status. On the effective date of the Plan, each non-employee director automatically received a one-time option grant to purchase 10,000 shares of Common Stock, and new non-employee directors subsequently elected to the Board will automatically be granted a 10,000 share option upon their election. In addition, each non-employee director will be automatically granted an additional option at the first annual shareholders meeting occurring more than 35 months after the director was initially elected to the Board to purchase a number of shares equal to 2,000 times the number of years between the date of grant and the expiration of the director's term. Initial grants under the plan become exercisable on a cumulative basis on the dates of the Company's annual shareholder meetings after the date of grant over a period of one to three years, depending on the director's period of Board service prior to grant (in three annual installments for directors with one or few prior years of service). Additional options granted under the plan become exercisable, on a cumulative basis, to the extent of 2,000 shares each year. An option generally will terminate one year after an optionee ceases to serve as a director (and will remain exercisable during that time to the extent exercisable on the date director status terminated), except that an option held by an optionee ceasing to serve as a director by reason of death or disability when served as a director for at least one continuous year following the option grant will become immediately exercisable in full and remain exercisable for an additional three years after termination of service (but not beyond the option's original term). On July 26, 1994, Mr. McGuire was granted an option to purchase 15,000 shares of Common Stock at a price of $.31 per share in lieu of the option he would have received under the Plan if the Company had held an annual meeting of shareholders in 1994. He was granted an option to purchase 15,000 shares rather than 6,000 shares to account for the difference between the fair market value of the Common Stock on May 17, 1994, of $.125 per share, the date the Option would have been granted under the Plan, and the fair market value on July 26, 1994. The Plan was terminated in April 1995 and no further options will be granted under the Plan.

                    EXECUTIVE COMPENSATION AND OTHER BENEFITS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table provides summary information concerning cash and non-cash compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the executive officers of the Company whose cash and non-cash salary and bonus exceeded $100,000 in 1994.

                           SUMMARY COMPENSATION TABLE

                                                                LONG-TERM
                                      ANNUAL COMPENSATION      COMPENSATION
                                    -----------------------    ------------
                                                                SECURITIES
NAME AND                                                        UNDERLYING
PRINCIPAL POSITION             YEAR            SALARY             OPTIONS
- ------------------             ----            ------             -------
James W. Taylor (1)            1994         $156,000 (2)          100,000
 Chief Executive Officer       1993         $156,000 (2)            4,000
                               1992          $71,150 (2)           25,000
- ---------------------

(1) Mr. Taylor joined the Company as Chief Executive Officer in 1992. Prior to that time, Mr. Taylor was not an officer or employee of the Company.

(2) Mr. Taylor's annual salary for 1992 includes $9,600 for directors fees and $32,550 in consulting fees which were earned before Mr. Taylor became Chief Executive Officer of the Company in November 1992. Mr. Taylor's annual salary for 1993 and 1994 represents consulting fees paid to him for services rendered as President and Chief Executive Officer of the Company.

OPTION GRANTS AND EXERCISES

The following tables provide information for the year ended December 31, 1994 as to individual grants and aggregate exercises in options to purchase shares of the Company's Common Stock by each of the named executive officers of the Company.

                       OPTIONS GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS

                     NUMBER OF          PERCENT OF
                     SECURITIES         TOTAL OPTIONS
                     UNDERLYING         GRANTED TO      EXERCISE OR
                     OPTIONS            EMPLOYEES IN    BASE PRICE    EXPIRA-
NAME                 GRANTED (1)        FISCAL YEAR     ($/SHARE)     TION DATE
- ----                 -----------        -----------     ---------     ---------

James W. Taylor      100,000 (2)           83%             .50        9/26/04
- --------------------

(1) All of the options granted to the executive were granted under the Company's 1991 Stock Option Plan. Options granted under the plan are exercisable as determined by the committee granting the options, except that options may not be exercised prior to six months from the date of grant. Options granted under the plan remain exercisable so long as the executive remain in the employ of the Company or one of its subsidiaries.

(2) These options were granted on September 27, 1994 and are exercisable in full immediately upon grant.

                         AGGREGATED OPTION EXERCISES IN
              LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES(1)

                                                VALUE OF UNEXERCISED
                    NUMBER OF UNEXERCISED       IN-THE-MONEY OPTIONS
                    OPTIONS AT FISCAL YEAR END  AT FISCAL YEAR END (2)
                    --------------------------  ----------------------
                                 NON-                         NON-
                    EXERCISABLE  EXERCISABLE    EXERCISABLE   EXERCISABLE
                    -----------  -----------    -----------   -----------
James W. Taylor       137,000       2,000            0             0
- -------------------

(1) In the fiscal year ended December 31, 1994, no options were exercised by the named executive officer. The exercise price may be paid in cash or, in the Compensation and Stock Committee's discretion, in shares of the Company's common stock valued at fair market value on the date of exercise or pursuant to a cashless exercise procedure under which the executive provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. The Compensation and Stock Option Committee also has the discretion to grant a supplemental cash bonus to an optionee in connection with the grant or exercise of an option or both the grant and an exercise of an option.

(2) The fair market value of the Common Stock on December 30, 1994 was less than the exercise price of all such options.

                              PROPOSAL TO AMEND THE
                             1991 STOCK OPTION PLAN
                                (PROPOSAL NO. 2)

INTRODUCTION

Effective December 16, 1991, the Board of Directors of the Company adopted the 1991 Stock Option Plan (the "1991 Option Plan"), which was approved by the Company's shareholders on June 23, 1992. On January 25, 1995, the Board of Directors amended the 1991 Option Plan, subject to shareholder approval, to increase the number of shares of Common Stock subject to the plan from 200,000 to 500,000. At the Annual Meeting, the Company's shareholders are being asked to approve this amendment.

The increase in the number of shares reserved for issuance under the 1991 Option Plan is necessary to permit the Company to continue operation of the Plan for the benefit of new participants as well as to allow additional awards to current participants. As of March 1, 1995, the Company had issued options to purchase an aggregate of 190,000 shares of Common Stock under the 1991 Option Plan. If this amendment is approved, 310,000 shares will be available for future grants. The Company anticipates that it will issue additional options in the future.

SUMMARY OF THE 1991 OPTION PLAN

A general description of the basic features of the 1991 Option Plan is outlined below. This summary is qualified in its entirety by the terms of the 1991 Option Plan, a copy of which may be obtained from William Johnson, the Secretary of the Company.

GENERAL. The 1991 Option Plan provides for the granting to employees of the Company or any subsidiary of options to purchase shares of Common Stock that qualify as incentive stock options ("Incentive Options") within the meaning of
Section 422 of the Internal Revenue Code of 1986 (the "Code"), and the granting to employees, nonemployee directors, consultants and independent contractors of the Company or any subsidiary of options to purchase shares of Common Stock that do not qualify as such incentive stock options ("Non-Qualified Options") (Incentive Options and Non-Qualified Options are sometimes collectively referred to as "Options"). The purpose of the 1991 Option Plan is to advance the interests of the Company and its shareholders by enabling the Company and its subsidiaries to attract and retain persons of ability to perform services for the Company and its subsidiaries by providing an incentive to such persons through equity participation in the Company and by rewarding such persons who contribute to the achievement by the Company of its long-term economic objectives.

As of March 1, 1995, there were approximately 120 persons who may be deemed eligible to receive Options under the 1991 Option Plan. On June 22, 1995, the average of the closing bid and asked prices of the Company's Common Stock was $.53 per share.

ADMINISTRATION. The 1991 Option Plan is administered by the Compensation and Stock Option Committee of the Board (the "Committee"). The 1991 Option Plan vests broad powers in the Committee to administer and interpret the 1991 Option Plan, including the authority to select optionees to be granted Options, to determine the terms of the Options (including the number of shares to be covered by each Option, the Option exercise price, the duration of each Option, the manner in which each Option will become exercisable and the restrictions and other conditions on the exercisability of each Option), and to prescribe other provisions of the Options as the

Committee may deem necessary or desirable as consistent with the terms of the 1991 Option Plan. The Committee may amend or modify the terms of any outstanding Option in any manner (with the consent of the affected optionee) as long as the amended or modified terms are permitted by the 1991 Option Plan as then in effect. With the consent of the affected optionee, the Committee may, among other things, modify the exercise price, number of shares or other terms and conditions of an Option, extend the term of an Option, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Option, accept the surrender of any outstanding Option or authorize the grant of new Options in substitution for surrendered Options.

OPTION GRANT. Incentive Options must be granted with an exercise price equal to at least the fair market value of the Common Stock on the date the Options are granted, except that Incentive Options granted to persons owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary may not be granted at less than 110% of the fair market value of the Common Stock on the date of grant. For purposes of the 1991 Option Plan, "fair market value" is the average of the closing bid and asked prices of the Common Stock on the date of grant. Non-Qualified Options may be granted at a price determined by the Committee, except that such price shall not be less than 50% of the fair market value of one share of Common Stock on the date of grant. Under the 1991 Option Plan, the Committee has the discretion to grant a cash bonus to an optionee in connection with the grant, vesting or exercise of an Option.

Incentive Options will have a maximum term fixed by the Committee, not to exceed 10 years from the date of grant or, in the case of an optionee who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, five years from the date of grant. The aggregate fair market value (determined as of the time the Option is granted) of shares of Common Stock with respect to which Incentive Options become exercisable for the first time by an optionee under the 1991 Option Plan (or any other incentive stock options held by the optionee) during any calendar year may not exceed $100,000. Non-Qualified Options have a maximum term fixed by the Committee. Options granted under the 1991 Option Plan become exercisable at such times and in such installments (which may be cumulative) as are determined by the Committee at the time the Option is granted (although Options may not be exercised prior to six months from the date of grant).

No right or interest in any Option may be assigned or transferred by an optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution, or subjected to any lien or otherwise encumbered, directly or indirectly. During the lifetime of an optionee, an Option may be exercised only by the optionee.

MANNER OF EXERCISE AND PURCHASE. Options may be exercised by delivery of written notice of exercise to the Company, along with payment in full of the total Option exercise price for the shares to be purchased. This payment must be made in cash, except that the Committee, in its sole discretion, may allow payment to be made (in whole or in part) by delivery of a "broker exercise notice" (pursuant to which the broker or dealer is instructed to sell enough shares of Common Stock or to loan the optionee enough money to pay the exercise price and to remit such sums to the Company) or promissory note or by transfer of shares of Common Stock (either previously owned by the optionee or to be acquired upon Option exercise), valued at fair market value.

TERMINATION OF OPTIONS. Upon the termination of an optionee's employment or other service with the Company and all subsidiaries because of the optionee's death, disability or retirement, all outstanding Options held by the optionee will become immediately exercisable in full and will for

30 days remain exercisable to the extent exercisable on the date of termination (but in no event after the expiration date of the Option). Upon the termination of an optionee's employment or service for any other reason, all rights of the optionee under the 1991 Option Plan (including the right to exercise outstanding Options) will immediately terminate without notice of any kind. However, the Committee may, in its sole discretion (which may be exercised before or following termination), cause Options then held by a terminated optionee to become exercisable and remain exercisable following termination (up to the original expiration date of the Options), as determined by the Committee.

PLAN AMENDMENT AND TERMINATION. Under the terms of the 1991 Option Plan, the Board may amend the plan in any respect that the Board deems to be in the best interests of the Company without shareholder approval, unless shareholder approval is then required pursuant to Rule 16b-3 under the Securities Exchange Act of 1934 (which generally requires shareholder approval of amendments materially increasing benefits to plan participants, materially increasing the number of shares issuable under the plan or materially modifying the requirements for eligibility to participate in the plan), Section 422 of the Code or the applicable rules of any securities exchange or the NASD. The 1991 Option Plan will terminate on December 15, 2001, unless sooner terminated by action of the Board of Directors. No Options may be granted after termination of the 1991 Option Plan, although Options outstanding at the time of termination will continue to be exercisable in accordance with their terms.

FEDERAL INCOME TAX CONSEQUENCES

The following description of federal income tax consequences is based on current statutes, regulations and interpretations. There are, however, pending legislative proposals which would affect the taxation of capital gains. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual optionee who receives an Option.

INCENTIVE OPTIONS. There will not be any federal income tax consequences to either the optionee or the Company as a result of the grant or the exercise of an Incentive Option under the 1991 Option Plan, except that (a) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the Incentive Option, determined on the date of exercise, over the amount paid for the shares by the optionee will be includable in the optionee's alternative minimum taxable income for purposes of the alternative minimum tax, and (b) the optionee may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of Common Stock are permitted to be tendered in payment of an Option exercise price.

If the optionee disposes of the shares acquired upon exercise of an Incentive Option, the federal income tax consequences will depend upon how long the optionee has held the shares. If the optionee does not dispose of the shares within two years after the Incentive Option was granted, nor within one year after the optionee exercised the Incentive Option and the shares were transferred to the optionee, then the optionee will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (a) the amount the optionee realized on disposition of the shares and (b) the Option price at which the optionee acquired the shares. The Company is not entitled to any compensation expense deduction under these circumstances.

If the optionee does not satisfy both of the above holding period requirements (a "disqualifying disposition"), then the optionee will be required to report as ordinary compensation income, in the year the optionee disposes of the shares, the amount by which the lesser of (a) the fair market value of the shares at the time of exercise of the Incentive Option, or (b) the amount realized on the disposition of the shares exceeds the Option price for the shares. The Company will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the optionee. This compensation income may be subject to withholding and employment-related taxes, and the Company may be required to withhold in order to receive a deduction.
The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

NON-QUALIFIED OPTIONS. Generally, neither the optionee nor the Company incurs any federal income tax consequences as a result of the grant of a Non-Qualified Option. Upon exercise of a Non-Qualified Option, an optionee will recognize ordinary compensation income, subject to withholding and employment-related taxes, in an amount equal to the difference between (a) the fair market value of the shares purchased, determined on date of exercise, and (b) the consideration paid for the shares. The optionee may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of Common Stock are permitted to be tendered in payment of an Option exercise price.

At the time of a subsequent sale or disposition of any shares of Common Stock obtained upon exercise of a Non-Qualified Option any gain or loss will be a capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if the sale or disposition occurs more than one year after the date of exercise and short-term capital gain or loss if the sale or disposition occurs one year or less after the date of exercise.

In general, the Company will be entitled to a compensation expense deduction in connection with the exercise of a Non-Qualified Option for any amounts includable in the taxable income of the optionee as ordinary compensation income, provided the Company complies with any applicable withholding requirements. The Company will be entitled to the deduction in the Company's tax year in which the optionee is taxed.

EXCISE TAX ON PARACHUTE PAYMENTS. The Code also imposes a nondeductible 20% excise tax on the recipient of "excess parachute payments," as defined in the Code and denies tax deductibility to the Company of excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, shareholders or highly compensated, which payments are contingent upon a change in ownership or effective control of the company, or in the ownership of a substantial portion of the assets of the company. For example, acceleration of the exercisability of Options upon a change in control of the Company may constitute parachute payments and, in certain cases, "excess parachute payments."

SECTION 162(m). Under Section 162(m) of the Code, the deductibility of certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of publicly held companies is limited to $1,000,000. Compensation for this purpose generally includes any items of compensation expense described above in connection with Options under the 1991 Option Plan. However, certain types of compensation are excepted from this limit, including compensation that qualifies as "performance-based compensation." Under Section 162(m), any compensation expense resulting from the exercise of Options under the 1991 Option Plan with exercise prices equal to (or greater than) the fair market value of the Common Stock on the date of grant should qualify as "performance-based compensation" excepted from the limit of Section 162(m). However, compensation expense in connection with any other Options under the 1991 Option Plan would be subject to this limit.

OPTIONS GRANTED UNDER THE 1991 OPTION PLAN

As of the date of this Proxy Statement, the Compensation and Stock Option Committee has approved the grant of Options under the 1991 Option Plan as summarized in the table below. THE OPTIONS GRANTED IN FISCAL 1994 TO JAMES W. TAYLOR ARE ALSO DISCLOSED IN THE SUMMARY OF COMPENSATION TABLE AND THE OPTION GRANTS IN LAST FISCAL YEAR TABLE, AS REQUIRED BY THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

                                NEW PLAN BENEFITS
                             1991 STOCK OPTION PLAN

                                                             NUMBER OF SHARES
     NAME AND POSITION                                      UNDERLYING OPTIONS
     -----------------                                      ------------------

     James W. Taylor . . . . . . . . . . . . . . . . . . . .     125,000
      President and CEO
     Executive Officers Group. . . . . . . . . . . . . . . .     125,000
     Non-Executive Director Group. . . . . . . . . . . . . .      15,000
     Non-Executive Employee Group. . . . . . . . . . . . . .      50,000
      Total. . . . . . . . . . . . . . . . . . . . . . . . .     190,000

BOARD OF DIRECTORS RECOMMENDATION

The Board of Directors recommends a vote FOR approval of the proposed amendment to the 1991 Option Plan. The affirmative vote of a majority of shares of the Common Stock of the Company voting in person or by proxy on the proposed amendment to the 1991 Option Plan at the Annual Meeting is necessary for approval of the amendment. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the proposed amendment to the 1991 Option Plan.

            PROPOSAL TO AMEND THE RESTATED ARTICLES OF INCORPORATION
                        TO CHANGE THE NAME OF THE COMPANY
                                (PROPOSAL NO. 5)

The shareholders of the Company are being asked to approve an amendment to the Company's Restated Articles of Incorporation to change the name of the Company to Reuter Manufacturing, Inc. The current name, Green Isle Environmental Services, Inc., had been approved by the shareholders in 1992. However, later in 1992 the Company relinquished all rights to its Pembroke Pines, Florida waste processing facility to the lender of that facility, and the respective assets and liabilities were deconsolidated on the Company's balance sheet. In November 1994, the Company sold its Eden Prairie, Minnesota waste processing facility. During this time, the Company has continued to use the "Reuter" name for its precision manufacturing division. The Company is now focussing on its precision manufacturing business, which was its core business prior to entering the waste processing business. Prior to 1992, the Company's name was Reuter, Inc., and the new name was chosen because of the name recognition associated with the Company's old name and the Company's current focus on its precision manufacturing business.

The Board of Directors recommends a vote FOR approval of the amendment to the Company's Restated Articles of Incorporation to change the Company's name from Green Isle Environmental Services, Inc. to Reuter Manufacturing, Inc. The affirmative vote of a majority of shares of Common Stock voting in person or by proxy on this proposal at the Annual Meeting is necessary for its approval. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of this amendment to the Company's Restated Articles of Incorporation.

                      PRINCIPAL SHAREHOLDERS AND BENEFICIAL
                             OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of the dates indicated by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, by each director, each executive officer named in the Summary Compensation Table below under the heading "Executive Compensation and Other Benefits -- Summary of Cash and Certain Other Compensation" and by all executive officers and directors of the Company as a group.

                                                       SHARES OF COMMON STOCK
                                                      BENEFICIALLY OWNED (1)(2)
                                                    ----------------------------
       NAME                                         AMOUNT      PERCENT OF CLASS
       ----                                         ------      ----------------

Edward E. Strickland                                260,250 (4)        8.1%
520 Warbass Way
Friday Harbor, WA  98250

James W. Taylor                                     237,600 (7)        7.1%
719 Lenape Trail
Westfield, NJ  07090

Richard W. Perkins                                  184,200 (3)        5.8%
730 East Lake Street
Wayzata, MN  55391

Kenneth E. Daugherty                                143,100 (5)        4.5%
University of North Texas
P.O. Box 5068
Denton, TX  76203

Gary W. Laidig                                       15,000 (6)           *
Room 155 - State Office Building
St. Paul, MN  55155

Caroline Avey                                        10,000 (8)           *
16341 Wild Plum Circle
Morrison, CO  80465

James H. McGuire                                     18,000 (9)           *
7803 Glenroy Road
Bloomington, MN  55439

All current directors and executive officers
as a group (6 persons)                              691,850 (10)      20.2%

- -----------------------------------
*    Less than 1% of the outstanding shares.

(1) As of May 1, 1995, unless noted. Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares.

(2) Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group.

(3) According to a Schedule 13D dated February 9, 1995, as filed with the Securities and Exchange Commission. Does not include 65,900 shares beneficially owned by Perkins Capital Management, Inc. as to which shares Mr. Perkins disclaims beneficial ownership.

(4) Includes 36,000 shares that Mr. Strickland has the right to acquire within 60 days upon the exercise of options.

(5) Includes 14,000 shares that Mr. Daugherty has the right to acquire within 60 days upon the exercise of options.

(6) Includes 14,000 shares that Mr. Laidig has the right to acquire within 60 days upon the exercise of options.

(7) Includes 139,000 shares that Mr. Taylor has the right to acquire within 60 days upon the exercise of options.

(8) Includes 10,000 shares that Ms. Avey has the right to acquire within 60 days upon the exercise of options.

(9) Includes 17,000 shares that Mr. McGuire has the right to acquire within 60 days upon the exercise of options.

(10) Includes an aggregate of 228,000 shares that executive officers and directors have the right to acquire within 60 days pursuant to outstanding options.

                              SECTION 16 COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the year ended December 31, 1994, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% shareholders were met.


                              INDEPENDENT AUDITORS

The Board of Directors has appointed Coopers & Lybrand as independent auditors to make an examination of the accounts of the Company for the fiscal year ending December 31, 1995 and to perform other appropriate accounting and audit services at the request of the Company. Although not required to do so, the Board of Directors wishes to submit the selection of Coopers & Lybrand to the shareholders for ratification. The Board of Directors recommends a vote for ratification of Coopers & Lybrand as independent auditors for the fiscal year ending December 31, 1995. Unless a contrary choice is specified, a proxy solicited by the Board of Directors will be voted for the selection of Coopers & Lybrand. If the selection of Coopers & Lybrand is not ratified, the Board of Directors will reconsider its selection. The Company has requested and expects a representative of Coopers & Lybrand to be present at the Annual Meeting to make a statement if he or she so desires and to respond to appropriate questions.


                      PROPOSALS FOR THE NEXT ANNUAL MEETING

Shareholder proposals intended to be presented in the proxy materials relating to the next annual meeting of shareholders must be received by the Company at its principal executive offices on or before March 29, 1996.


                                 OTHER BUSINESS

The Company knows of no business which will be presented for consideration at the Annual Meeting other than that described in this Proxy Statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by the Board will be voted in accordance with the judgment of the person or persons voting the proxies.

                           ANNUAL REPORT ON FORM 10-KSB


THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994 TO EACH PERSON WHO IS A SHAREHOLDER OF THE COMPANY AS OF JULY 14, 1995, UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH ANNUAL REPORT. SUCH REQUEST SHOULD BE SENT TO REUTER MANUFACTURING, INC., 410 11TH AVENUE SOUTH, HOPKINS,MINNESOTA 55343, ATTENTION: SECRETARY.


                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ William H. Johnson

                                        William H. Johnson
                                        Secretary

Minneapolis, Minnesota
July 28, 1995

                     GREEN ISLE ENVIRONMENTAL SERVICES, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints JAMES W. TAYLOR and WILLIAM H. JOHNSON, and each of them, as Proxies, each with power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Green Isle Environmental Services, Inc. held of record by the undersigned on April 28, 1995, at the Annual Meeting of Shareholders to be held on August 25, 1995, or any adjournment thereof.


1A. ELECTION OF DIRECTORS FOR THREE YEAR TERM EXPIRING IN 1998

      [ ] FOR all nominees listed below  [ ] AGAINST all nominees listed below

                    (EXCEPT AS MARKED TO THE CONTRARY BELOW)

          Gary. W. Laidig         James W. Taylor              Caroline Avey

    (INSTRUCTION:  TO VOTE AGAINST ANY INDIVIDUAL NOMINEE, PRINT THAT NOMINEE'S
     NAME ON THE SPACE BELOW.)

                            -------------------------

1B. ELECTION OF DIRECTOR FOR TWO YEAR TERM EXPIRING IN 1997

      [ ] FOR all nominees listed below  [ ] AGAINST all nominees listed below

                    (EXCEPT AS MARKED TO THE CONTRARY BELOW)

                                James H. McGuire

    (INSTRUCTION:  TO VOTE AGAINST ANY INDIVIDUAL NOMINEE, PRINT THAT NOMINEE'S
     NAME ON THE SPACE BELOW.)

                            -------------------------

2.  PROPOSAL TO APPROVE AN AMENDMENT TO THE 1991 STOCK OPTION PLAN

      [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN


3. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO REUTER MANUFACTURING, INC.

      [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN


4. PROPOSAL TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND AS AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1995

      [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN


5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1-4 ABOVE.

                          (Please sign on Reverse Side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSALS 1A. AND 1B. AND FOR PROPOSALS 2-4 ABOVE. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                   Dated: ------------------------------, 1995


                                   -------------------------------------------
                                   Signature


                                   -------------------------------------------
                                   Signature if held jointly

                                   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                   CARD PROMPTLY USING THE ENCLOSED ENVELOPE